EXHIBIT 10.8


                            LEXINGTON RESOURCES, INC.


November 8, 2004

Oak Hills Drilling and Operating,LLC
225 Kingsberry Road
Holdenville, Oklahoma 74848

LETTER AGREEMENT - DRILLING RIG CONTRACT

WHEREAS OAK HILLS DRILLING AND OPERATING, LLC, an Oklahoma limited liability corporation ("Oak Hills Drilling") is the wholly owned operating subsidiary of OAK HILLS DRILLING & Operating International, Inc., a Nevada corporation and Oak Hills Drilling has been incorporated to provided services in the oil and gas industry as provided herein;

WHEREAS Oak Hills Drilling is in business to provide preparations for drilling, drilling of wells, and a range of completion services including pipeline installation, ground infrastructure deployment and real time reporting machinery, well de watering equipment and services, hookup and installation of water separation systems, and in addition can provide ongoing well monitoring and service;

WHEREAS Lexington Oil & Gas Ltd. Co. ("Lexington") requires the services of a full service drilling, completion, and company to provide ongoing operation of wells and has had difficulty obtaining consistent access to drilling services in the past on the basis that is required by Lexington.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

This letter provides agreement by the parties and confirms that Oak Hills Drilling of Oklahoma agrees to contract with Lexington for the drilling of ten wells with such first well commitment to be performed on Lexington's Calleigh well to be located on its Wagnon Lease as soon as final rig preparation are made by Oak Hills Drilling to supply the services required.

The intent of Lexington is to drill ten wells on a continuous basis, however the parties hereto agree that advance notice of Lexington's drilling schedule is required to arrange for the orderly and cost effective operation of the drilling rig by Oak Hills Drilling and that Oak Hills Drilling reserves the right to schedule to operate and drill and provide their services to other companies to the exclusion of Lexington if Lexington fails to provide adequate advance notice of the schedule and location of drilling services to perform or provide adequate funding for drilling to be conducted.


________________________________________________________________________________
             US Offices: 7473 West Lake Mead Rd Las Vegas, NV 89128
          Toll Free: (888) 848-7377, (702) 382-5139 Fax: (702) 385-1202
 Internet: www.lexingtonresources.com E-Mail: grantatkins@lexingtonresources.com


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Lexington  shall provide the next well location to be drilled after the Calleigh well on or before the date that the well is spudded. Subsequent well drilling scheduling shall be provided to Oak Hills Drilling on an ongoing basis and updated as required in the circumstances so not to affect the orderly and cost effective operation of the drilling rig by Oak Hills Drilling.

Lexington will be charged industry standards rates for drilling services to be provided by Oak Hills Drilling, such charge out rates and costs are subject to change with market conditions. Drilling services charge out rates will be compared at least quarterly with prevailing industry rates, and rates charged to Lexington will be no greater than the average of such prevailing rates then charged.

The standard form of drilling agreements used in the industry as produced by the International Association of Drilling Contractors with standard covenants shall be utilized between parties.

The current officers and directors of Oak Hills Drilling are in common with Lexington and or its parent company, Lexington Resources, Inc. and such companies shall work to the best common interest of each party in a fair and equitable manner in all respects according to industry standard conventions and costs.

Agreed this 8th day of November, 2004.


_____________________________________
Lexington Oil & Gas Ltd. Co.
by Grant Atkins



_____________________________________
Oak Hills Drilling and Operating, LLC
by Vaughn Barbon